SCHEDULE 14A
                                 (Rule 14a-101)

                     INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

                    Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934 (Amendment No. )


Filed by the registrant /X/

Filed by a party other than the registrant / /

Check the appropriate box:

         / /      Preliminary Proxy Statement
         / /      Confidential, for Use of the Commission Only (as permitted by
                  Rule 14a-6(e)2))
         /X/      Definitive Proxy Statement
         / /      Definitive Additional Materials
         / /      Soliciting   Material  Pursuant  to  Rule  14a-11(c)  or  Rule
                  14(a)-12


                         SHEFFIELD PHARMACEUTICALS, INC.
--------------------------------------------------------------------------------
                  (Name of Registrant as Specified in Charter)



--------------------------------------------------------------------------------
      (Name of Person(s) filing Proxy Statement, if other than Registrant)


         Payment of filing fee (check the appropriate box):

         /X/      No fee required.

         / / Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

         (1) Title of each class of securities to which transaction applies:

--------------------------------------------------------------------------------


         (2)      Aggregate number of securities to which transaction applies:

--------------------------------------------------------------------------------


         (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):


--------------------------------------------------------------------------------

         (4)      Proposed maximum aggregate value of transaction:

         (5)      Total fee paid:

         / /      Fee paid previously with preliminary materials.


         / / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

         (1)      Amount Previously Paid:



--------------------------------------------------------------------------------


         (2)      Form, Schedule or Registration Statement no.:



--------------------------------------------------------------------------------


         (3)      Filing Party:



--------------------------------------------------------------------------------


         (4)      Date Filed:

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 South Woodsmill Road, Suite 270
                            St. Louis, Missouri 63017

                             -----------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                   May 9, 2000

                             -----------------------

To the Stockholders of SHEFFIELD PHARMACEUTICALS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), will be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York 10006, on Tuesday, May 9, 2000 at 10:00 a.m., local time, for the following purposes:

          1.      To elect six members of the Board of Directors;

          2. To ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000; and

          3. To transact such other business as may properly come before the Annual Meeting or any adjournment thereof.

Only stockholders of record at the close of business on March 31, 2000 are entitled to notice of, and to vote at, the Annual Meeting.

                                         By Order of the Board of Directors

                                         Scott A. Hoffmann
                                         Secretary


Dated:  April 3, 2000
St. Louis, Missouri



     WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE ANNUAL MEETING YOU ARE
      URGED TO IN, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ENVELOPE THAT IS PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES.

                         SHEFFIELD PHARMACEUTICALS, INC.
                       425 South Woodsmill Road, Suite 270
                               St. Louis, MO 63017
                            -------------------------

                               PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                   May 9, 2000
                            -------------------------

                                  INTRODUCTION

         This Proxy Statement is furnished to the stockholders of SHEFFIELD PHARMACEUTICALS, INC., a Delaware corporation (the "Company"), in connection with the solicitation by the Board of Directors of the Company of Proxies for the Annual Meeting of Stockholders to be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York 10006, on May 9, 2000, at 10:00 a.m., local time, or at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying Proxy will be first sent or given to stockholders is April 3, 2000.

                        RECORD DATE AND VOTING SECURITIES

         The voting securities of the Company outstanding on March 31, 2000 consisted of 27,877,267 shares of Common Stock, $.01 par value (the "Common Stock"), entitling the holders thereof to one vote per share. Only stockholders of record as of that date are entitled to notice of and to vote at the Annual Meeting or any adjournments thereof. A majority of the outstanding shares of Common Stock present in person or by proxy is required for a quorum.

                            PROXIES AND VOTING RIGHTS

         Shares of Common Stock represented by Proxies, in the accompanying form of Proxy, which are properly executed, duly returned and not revoked, will be voted in accordance with the instructions contained therein. If no specification is indicated on the Proxy, the shares represented thereby will be voted (i) for the election as directors of the persons who have been nominated by the Board of Directors, (ii) to ratify the appointment of Ernst & Young LLP as independent auditors of the Company for the fiscal year ending December 31, 2000, and (iii) for any other matter that may properly come before the Annual Meeting in accordance with the judgment of the person or persons voting the Proxy.

         The execution of a Proxy will in no way affect a stockholder's right to attend the Annual Meeting and vote in person. Any Proxy executed and returned by a stockholder may be revoked at any time thereafter if written notice of revocation is given to the Secretary of the Company prior to the vote to be taken at the Annual Meeting or by execution of a subsequent Proxy which is presented to the Annual Meeting, or if the stockholder attends the Annual Meeting and votes by ballot, except as to any matter or matters upon which a vote shall have been cast pursuant to the authority conferred by such Proxy prior to such revocation. Broker "non-votes" and the shares of Common Stock as to which a stockholder abstains are included for purposes of determining the presence or absence of a quorum at the Annual Meeting. A broker "non-vote" occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Broker "non-votes" are not included in the tabulation of the voting results on the election of directors or issues requiring approval of the majority of the votes present and, therefore, do not have the effect of votes in opposition in such tabulations. An abstention from voting on a matter or a Proxy instructing that a vote be withheld has the same effect as a vote against a matter since it is one less vote for approval.

         All expenses in connection with this solicitation will be borne by the Company. It is expected that solicitations will be made primarily by mail, but regular employees or representatives of the Company may also solicit Proxies by telephone, telegraph, facsimile or in person, without additional compensation. In addition, the Company has engaged MacKenzie Partners, Inc., a proxy solicitation firm, to assist in the solicitation of Proxies and will pay such firm a fee, estimated at $3,000, plus reimbursement of reasonable out-of-pocket expenses. The Company will, upon request, reimburse brokerage houses and persons holding shares in the names of their nominees for their reasonable expenses in sending solicitation material to their principals.

                               SECURITY OWNERSHIP


         The voting securities of the Company outstanding on March 20, 2000 consisted of 27,872,802 shares of Common Stock. The following table sets forth information concerning ownership of the Company's Common Stock, as of March 20, 2000 by (i) each director, (ii) each executive officer, (iii) all directors and executive officers as a group, and (iv) each person who, to the knowledge of management, owned beneficially more than 5% of the Common Stock.


                                           SHARES               PERCENT OF
                                           BENEFICIALLY         OUTSTANDING
BENEFICIAL OWNER(1)                        OWNED(2)             COMMON STOCK(2)
-------------------                        --------             ---------------
Elan International Services, Ltd.          15,675,878(3)            40.2%
Inpharzam International S.A.               2,646,153(4)             9.5%
Thomas M. Fitzgerald                       521,597(5)               1.8%
Loren G. Peterson                          496,000(6)               1.8%
David A. Byron                             430,500(7)               1.5%
Carl F. Siekmann                           432,000(8)               1.5%
Scott A. Hoffmann                          56,700(9)                *
John M. Bailey                             105,000(10)              *
Digby W. Barrios                           60,000(11)               *
Todd C. Davis                              15,715,878(12)           40.3%
Roberto Rettani                            2,646,153 (13)           9.5%
All Directors and Executive
 Officers as a Group                       17,817,675               50.6%

-----------------
*        Less than 1%

(1) The persons named in the table, to the Company's knowledge, have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the footnotes hereunder.

(2) Calculations assume that all options and warrants held by each director, director nominee and executive officer and exercisable within 60 days after March 20, 2000 have been exercised.

(3) Based solely upon information in Amendment No. 1 to the Schedule 13D of Elan International Services, Ltd. dated as of November 4, 1999 and filed with the Securities and Exchange Commission on November 8, 1999. Includes 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. The address of Elan International Services, Ltd. set forth in such amended Schedule 13D is 102 St. James Court, Flatts, Smiths Parish FL04, Bermuda.

(4) Based solely upon information in the Schedule 13D of Inpharzam International S.A., an affiliate of Zambon Group, SPA, dated June 15, 1998 and filed with the Securities and Exchange Commission. The address of Inpharzam International S.A. set forth in such Schedule 13D is Via Industria 1, 7814 Cadempino, Switzerland.

(5) Includes 505,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Mr. Fitzgerald's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(6) Includes 275,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. 4,000 of these shares are held by Mr. Peterson as custodian for the benefit of his children. Mr. Peterson disclaims beneficial ownership of such shares. Mr. Peterson's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(7) Includes 225,000 shares of Common Stock issuable upon exercise of option exercisable within 60 days after March 20, 2000. Mr. Byron's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(8) Includes 225,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Mr. Siekmann's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(9) Includes 50,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Mr. Hoffmann's address is c/o Sheffield Pharmaceuticals, Inc. 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(10) Includes 105,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Mr. Bailey's address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(11) Includes 55,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Mr. Barrios' address is c/o Sheffield Pharmaceuticals, Inc., 425 South Woodsmill Road, Suite 270, St. Louis, Missouri 63017.

(12) Based solely upon information in a Form 4 filed by Mr. Davis with the Securities and Exchange Commission on November 18, 1999. Includes 40,000 shares of Common Stock issuable upon exercise of options exercisable within 60 days after March 20, 2000. Also includes 4,571,428 shares held by Elan International Services, Ltd., 11,104,450 shares of Common Stock issuable upon exercise of warrants, conversion of Series C Preferred Stock and a Convertible Promissory Note. Mr. Davis, an employee of Elan Corporation, plc., an affiliate of Elan International Services Ltd., a Bermuda company, disclaims any beneficial ownership interest in such shares. Mr. Davis' address is c/o Elan Corporation, plc., Lincoln House, Lincoln Place, Dublin 2, Ireland.

(13) Includes 2,646,153 shares held by Inpharzam International S.A. Mr. Rettani, an officer of Zambon Group SpA, an affiliate of Inpharzam International S.A., disclaims any beneficial ownership interest in such shares. Mr. Rettani's address is c/o Zambon Goup SpA, 20091 Bresso, Via Lillo del Duca, 10, Milan, Italy.

                                 PROPOSAL NO. 1

                              ELECTION OF DIRECTORS

         Directors of the Company hold office until the next annual meeting of stockholders or until their successors are elected and qualified. Directors shall be elected by a plurality of the votes cast, in person or by proxy, at the Annual Meeting. If no contrary instructions are indicated, Proxies will be voted for the election of Thomas M. Fitzgerald, Loren G. Peterson, John M. Bailey, Digby W. Barrios, Todd C. Davis, and Roberto Rettani, the six nominees of the Board of Directors. All of the nominees are currently directors of the Company. The Company does not expect that any of the nominees will be unavailable for election, but if that should occur before the Annual Meeting, the Proxies will be voted in favor of the remaining nominees and may also be voted for a substitute nominee or nominees selected by the Board of Directors.

                    THE BOARD OF DIRECTORS RECOMMENDS A VOTE
                      FOR ELECTION OF EACH OF THE NOMINEES

Directors and Executive Officers

         The directors and executive officers of the Company and their positions with the Company are set forth below.


Name                     Age     Director Since   Position
Thomas M. Fitzgerald     49      September 1996   Chairman and Director
Loren G. Peterson        43      April 1997       President, Chief Executive
                                                  Officer, and Director
John M. Bailey           52      April 1997       Director
Digby W. Barrios         62      April 1997       Director
Todd C. Davis            38      September 1998   Director
Roberto Rettani          47      March 2000       Director
David A. Byron           51      --               Executive Vice President -
                                                  Scientific Affairs
Carl F. Siekmann         56      --               Executive Vice President -
                                                  Corporate Development
Scott A. Hoffmann        35      --               Vice President - Finance and
                                                  Administration,
                                                  Treasurer and Secretary, Chief
                                                  Financial Officer


         Thomas M. Fitzgerald. Mr. Fitzgerald has been a Director of the Company since September 1996 and has served as Chairman of the Company since December 1997. From June 1996 to December 1997, Mr. Fitzgerald served as Chief Operating Officer of the Company and, from February 1997 to December 1997, he served as President of the Company. From 1989 to 1996 Mr. Fitzgerald was the Vice President and General Counsel of Fisons Corporation, an operating unit of Fisons Group plc, a U.K.-based ethical pharmaceutical company ("Fisons"). Mr. Fitzgerald was Assistant General Counsel of SmithKline Beecham prior to joining Fisons.

         Loren G. Peterson. Mr. Peterson has been the Chief Executive Officer and a Director of the Company since April 1997. Mr. Peterson has served as President of the Company since December 1997. From January 1997 to April 1997, Mr. Peterson was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1993 to 1996, Mr. Peterson served as Vice President - Finance and Chief Financial Officer of Bock Pharmacal Company, a privately held pharmaceutical company. From 1989 to 1993, Mr. Peterson was a partner of the accounting firm of Coopers & Lybrand LLP.

         John M. Bailey. Mr. Bailey has been a Director of the Company since April 1997. Mr. Bailey is the founder and majority shareholder of Bailey Associates, a consulting firm specializing in providing companies with strategic advice and support through mergers, collaborations and divestments. From 1978 to 1996, Mr. Bailey was employed by Fisons, where he held a number of senior positions. In 1993, Mr. Bailey was appointed to the main board of Fisons and, in 1995, he was appointed Corporate Development Director of Fisons. In that role, he was directly responsible for worldwide strategic and corporate development and for all merger, divestment, acquisition and business development activities of Fisons Group worldwide.

         Digby W. Barrios. Mr. Barrios has been a Director of the Company since April 1997. Since 1992, Mr. Barrios has been a private consultant to the pharmaceutical industry. Mr. Barrios served from 1985 to 1987 as Executive Vice President, and from 1988 to 1992 as President and Chief Executive Officer, of Boehringer Ingelheim Corporation. Mr. Barrios is a member of the Board of Directors of Sepracor Inc., Questcor Pharmaceuticals, Inc., and Drug Royalty Corporation, Inc.

         Todd C. Davis. Mr. Davis has been a Director of the Company since September 1998. Since February 1999 Mr. Davis has served as Director, Strategic Planning of Elan Corporation, plc. From May 1997 to January 1999, Mr. Davis served as Director of Investments and Corporate Development of Elan Pharmaceutical Research Corporation, an affiliate of Elan Corporation plc, an Irish pharmaceutical company. From September 1995 to May 1997, Mr. Davis was on educational leave from Abbott Laboratories, a pharmaceutical company, while receiving a Masters in Business Administration from Harvard University. From October 1993 to September 1995, Mr. Davis served as diagnostic systems product manager, and from October 1992 to September 1993 as product specialist of laboratory information systems of Abbott Laboratories. Mr. Davis serves as a director of the Company pursuant to an agreement with Elan International Services Ltd. that permits Elan International Services Ltd. to designate one nominee to the Company's Board.

         Roberto Rettani. Mr. Rettani has been a director of the Company since March 2000. Since August 1999, Mr. Rettani has served as Managing Director and Chief Executive Officer of Zambon Group SpA, a private Italian pharmaceutical company and an affiliate of Inpharzam International S.A. From September 1995 to July 1999, Mr. Rettani was Managing Director and Chief Executive Officer of Antibioticos, a member of the Montedison Group, a pharmaceutical company. From September 1993 to August 1995, Mr. Rettani served as Group Director of Planning and Strategy at Montedison Group. Mr. Rettani serves as a director of the Company pursuant to an agreement with Zambon Group SpA that permits Zambon Group SpA to designate one nominee to the Company's Board.

         David A. Byron. Mr. Byron has been Executive Vice President - Scientific Affairs of the Company since April 1997. From January 1997 to April 1997, Mr. Byron was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1994 to 1996, Mr. Byron served as Vice President of Scientific Affairs of Bock Pharmacal Company, a privately held pharmaceutical company. From 1990 to 1994, Byron served as Senior Director - New Product Development of Sanofi-Winthrop Pharmaceutical Corporation.

         Carl F. Siekmann. Mr. Siekmann has been Executive Vice President - Corporate Development of the Company since April 1997. From January 1997 to April 1997, Mr. Siekmann was a principal of Camelot Pharmacal, LLC, a privately held pharmaceutical development company he co-founded. From 1992 to 1996, Mr. Siekmann served as Vice President of Business Development of Bock Pharmacal Company, a privately held pharmaceutical company.

         Scott A. Hoffmann. Mr. Hoffmann has been Chief Financial Officer and Vice President - Finance and Administration, Treasurer and Secretary of the Company since November 1998. From March 1995 to November 1998, Mr. Hoffmann was Assistant Controller of Zeigler Coal Holding Company, a coal mining company. From 1992 to 1995, Mr. Hoffmann was Vice President - Finance and Secretary of Zam's, Inc., a publicly traded retailer.

Meetings and Committees

         The Board of Directors of the Company held six meetings during the fiscal year ended December 31, 1999. From time to time during such fiscal year, the members of the Board acted by unanimous written consent. The Company has standing Stock Option, Compensation, and Audit Committees. The Stock Option Committee reviews, analyzes and approves grants of stock options and stock to eligible persons under the Company's 1993 Stock Option Plan and the Company's 1993 Restricted Stock Plan. The current members of the Stock Option Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Stock Option Committee held two meetings in 1999, and approved certain actions by written consent. The Compensation Committee reviews, analyses and makes recommendations to the Board of Directors regarding compensation of Company directors, employees, consultants and others, including grants of stock options (other than stock option grants under the Company's 1993 Stock Option Plan and the Company's 1996 Directors Stock Option Plan). The current members of the Compensation Committee (appointed in June 1997) are Digby W. Barrios and John M. Bailey. The Compensation Committee held four meetings in 1999, and approved certain actions by written consent. The Audit Committee reviews, analyzes and makes recommendations to the Board of Directors with respect to the Company's compensation and accounting policies, controls and statements, and coordinates with the Company's independent public accountants. The current members of the Audit Committee (appointed in June 1997) are Loren G. Peterson, Digby W. Barrios and John M. Bailey. The Audit Committee held one meeting in 1999. The Company does not have a standing nominating committee or a committee that serves nominating functions. These functions are performed by the Board of Directors of the Company as a whole. Each person who served as a Director in 1999 attended at least 75% of the aggregate number of meetings in 1999 of the Board of Directors and the committees on which he served.

Executive Compensation

         The following table sets forth, for the fiscal years indicated, all compensation awarded to, earned by or paid to the chief executive officer of the Company ("CEO") and the executive officers of the Company (other than the CEO) who were executive officers of the Company during the fiscal year ended December 31, 1999 and whose salary and bonus exceeded $100,000 with respect to the fiscal year ended December 31, 1999.

                           SUMMARY COMPENSATION TABLE
------------------------------------------------------------------------------------------------------------------------
                                                                                              Long-Term
                                                       Annual Compensation                  Compensation
                                      -----------------------------------------------------    Awards
                                                                                            -------------
                                                                              Other Annual   Securities
   Name and                                                                  Compensation    Underlying
Principal Position                     Year      Salary($)      Bonus($)        ($)(1)        Options(#)
------------------------------------------------------------------------------------------------------------------------

                                       1999       $185,000      $    --         $   --             --
Thomas M. Fitzgerald,                  1998        175,000       40,000             --        255,000
   Chairman........................... 1997        175,000           --             --        300,000

                                       1999       $185,000      $    --         $   --             --
Loren G. Peterson, President,          1998        175,000           --             --        155,000
  Chief Executive Officer............. 1997        118,655           --             --        400,000

                                       1999       $165,000      $    --         $   --             --
David A. Byron, Executive Vice         1998        160,000           --             --        105,000
  President, Scientific Affairs....... 1997        108,485           --             --        400,000

                                       1999       $165,000      $    --         $   --             --
Carl F. Siekmann, Executive Vice       1998        160,000           --             --        105,000
  President, Corporate Development.... 1997        108,485           --             --        400,000

Scott A. Hoffmann, Vice President,
  Finance & Administration,            1999       $120,000      $    --         $   --             --
  Chief Financial Officer(2).......... 1998          5,000           --             --        120,000

---------------------
(1)      Perquisites  and  other  personal  benefits,   securities  or  property
         delivered to each executive officer did not exceed the lesser of $50,000 or 10% of such executive's salary and bonus.
(2)      Mr. Hoffmann began employment with the Company in November 1998.

         No stock options were granted to Messrs. Fitzgerald, Peterson, Byron, Siekmann and Hoffmann during the fiscal year ended December 31, 1999.

         The following table sets forth certain information regarding stock options held by Messrs. Fitzgerald, Peterson, Byron, Siekmann, and Hoffmann as of December 31, 1999.

                           AGGREGATED OPTION EXERCISES
                       DURING THE MOST RECENTLY COMPLETED
                  FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES


                                                                                      No. of Securities
                                                                                           Shares                   Value (1) of
                                                                                         Underlying               Unexercised in-
                                                                                         Unexercised                 the-Money
                                                                                       Options at FY-              Options at FY-
                                                            Shares                         End (#)                     End($)
                                                         Acquired on    Value           Exercisable/                Exercisable/
                     Name                                Exercise(#)   Realized         Unexercisable              Unexercisable
                     ----                                -----------   --------         -------------              -------------

Thomas M. Fitzgerald, ............................           --           --           505,000/50,000            $1,240,438/$112,500
  Chairman

Loren G. Peterson,
  President and Chief Executive ..................           --           --           235,000/320,000           $624,438/$720,000
  Officer

David A. Byron,
  Executive Vice .................................           --           --           185,000/320,000           $477,938/$720,000
President,
  Scientific Affairs
Carl F. Siekmann,
  Executive Vice President,
  Corporate Development ..........................           --           --           185,000/320,000           $477,938/$720,000
Scott A. Hoffmann,
  Vice President, Finance &
  Administration,
  Chief Financial Officer ........................           --           --           50,000/70,000             $165,600/$126,840

-------------------
(1) Represents the total gain that would be realized if all in-the-money options held at December 31, 1999 were exercised, determined by multiplying the number of shares underlying the options by the difference between the per share option exercise price and the closing consolidated sale price of Common Stock of $5.00 per share reported by the American Stock Exchange for December 31, 1999. An option is in-the-money if the fair market value of the underlying shares exceeds the exercise price of the option.

Board of Directors Compensation

         The Company does not currently compensate directors who are also executive officers of the Company or directors who are employees of the Company's strategic alliance partners, Elan Corporation and Zambon Group, SpA, for their service on the Board of Directors. Under current Company policy, each non-employee Director of the Company receives a fee of $750 for each Board meeting attended and $400 for each Board committee meeting attended. Directors are reimbursed for their expenses incurred in attending meetings of the Board of Directors. Under the terms of the 1996 Directors Stock Option Plan, eligible Directors receive a grant of an option to purchase 25,000 shares of common stock upon initial election, as well as additional option grants to purchase 15,000 shares of common stock on January 1 of each year thereafter during eligible tenure.

Long-Term Incentive and Pension Plans

         During the year ended December 31, 1996, the Company adopted a defined contribution 401(k) plan in accordance with the Internal Revenue Code. Employees are eligible to participate in the 401(k) plan upon completion of three months of service provided they are over 21 years of age. Participants may defer up to 15% of eligible compensation. Effective January 1, 2000, the Company began providing matching contributions of 50% of the first 6% of an employee's contribution.

Other

         No director or executive officer is involved in any material legal proceeding in which he is a party adverse to the Company or has a material interest adverse to the Company.

Employment Agreements

         In June 1996, the Company entered into a three-year employment agreement with Thomas M. Fitzgerald pursuant to which Mr. Fitzgerald agreed to serve as Chief Operating Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Fitzgerald to devote his full business and professional time in furtherance of the business of the Company. In June 1999, the agreement automatically renewed for a one-year term. If Mr. Fitzgerald's employment is terminated other than for cause, he is entitled to receive a severance payment of $97,500, payable in six equal monthly installments. The employment agreement contains non-compete and confidentiality provisions. Mr. Fitzgerald's annual base salary under the agreement is currently $195,000.

         In April 1997, the Company entered into a five-year employment agreement with Loren G. Peterson pursuant to which Mr. Peterson agreed to serve as Chief Executive Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Peterson to devote his full business and professional time in furtherance of the business of the Company. If Mr. Peterson's employment is terminated other than for cause, he is entitled to receive a severance payment of $146,250, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Peterson's annual base salary under the employment agreement is currently $195,000.

         In April 1997, the Company entered into a five-year employment agreement with David A. Byron pursuant to which Mr. Byron agreed to serve as Executive Vice President - Scientific Affairs of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Byron to devote his full business and professional time in furtherance of the business of the Company. If Mr. Byron's employment is terminated other than for cause, he is entitled to receive a severance payment of $127,500, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Byron's annual base salary under the employment agreement is currently $170,000.

         In April 1997, the Company entered into a five-year employment agreement with Carl F. Siekmann pursuant to which Mr. Siekmann agreed to serve as Executive Vice President - Corporate Development of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least six months prior to the end of the then current term. The employment agreement requires Mr. Siekmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Siekmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $127,500, payable in nine equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Siekmann's annual base salary under the employment agreement is currently $170,000.

         In November 1998, the Company entered into a three-year employment agreement with Scott A. Hoffmann pursuant to which Mr. Hoffmann agreed to serve as Vice President - Finance and Administration, and Chief Financial Officer of the Company. The term of the agreement is automatically extended for an additional one year term from year to year unless one party notifies the other of its intention to terminate at least 90 days prior to the end of the then current term. The employment agreement requires Mr. Hoffmann to devote his full business and professional time in furtherance of the business of the Company. If Mr. Hoffmann's employment is terminated other than for cause, he is entitled to receive a severance payment of $65,000, payable in six equal monthly installments. The employment agreement includes confidentiality and non-compete provisions. Mr. Hoffmann's annual base salary under the employment agreement is currently $130,000.

Compliance with Section 16(a) of the Securities Exchange Act of 1934

         Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's officers and directors, and persons who own more than ten percent of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission (the "Commission"). Officers, directors and greater than ten percent shareholders are required by the Commission's regulations to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, all Section 16(a) forms that were required to be filed during the fiscal year ended December 31, 1999 were filed in compliance with the applicable requirements of Section 16(a), except as follows: Form 4 was filed late for Todd
C. Davis and Schedule 13D was filed late for Elan Corporation.

Compensation Committee Interlocks and Insider Participation

         The compensation of the Company's senior management is determined by a Compensation Committee, presently consisting of Digby W. Barrios and John M. Bailey. None of the members of the Compensation Committee is an executive officer of the Company.

         In April 1997, the Company entered into a consulting agreement with John M. Bailey, a director of the Company, pursuant to which Mr. Bailey agreed to provide certain business and financial consulting advise to the Company. Mr. Bailey is paid a monthly retainer of 2,000 British Pounds Sterling under such agreement, which monthly retainer is reduced to 1,500 British Pounds Sterling for any month during which a Board of Directors meeting is held.


Compensation Committee Report on Executive Compensation

General

         The Compensation Committee determines the cash and other incentive compensation, if any, to be paid to the Company's executive officers and key employees. The Stock Option Committee is responsible for the administration and awards under the Company's 1993 Stock Option Plan and the 1993 Restricted Stock Plan. Messrs. Barrios and Bailey are the members of both the Compensation
Committee and the Stock Option Committee. Messrs. Barrios and Bailey are "non-employee directors" within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934, as amended. The Compensation Committee met on four occasions in 1999 and approved certain actions by unanimous written consent during the fiscal year ended December 31, 1999. The Stock Option Committee met on two occasions in 1999 and approved certain actions by unanimous written consent during 1999. The Compensation Committee and the Stock Option Committee have reviewed and are in accordance with the compensation paid to executive officers for the fiscal year ended December 31, 1999.

Compensation Policies

The guiding principle of the Company is to establish a compensation program that aligns executive compensation with Company objectives and business strategies, as well as financial performance, with the primary objective of creating shareholder value. In keeping with this principle, the Company seeks to:

(1) Attract and retain qualified executives who will play a significant role in, and be committed to, the achievement of the Company's long-term goals.

(2) Reward executives for strategic management, and the creation and long-term maximization of shareholder value.

(3) Create a performance-oriented environment that rewards performance with respect to the financial goals of the Company.

An executive officer's performance is reviewed in such areas as financial results, quality of performance, job and professional knowledge, decision making and business judgment, initiative, analytical skills, communication skills, interpersonal and organizational skills, creativity and leadership.

Executive compensation consists of both cash and equity-based compensation. Cash compensation is comprised of base salary and bonus. Base salary is determined with reference to market norms. Bonus compensation is tied to the Company's success in achieving financial and non-financial performance. Equity-based compensation is comprised primarily of stock option grants. In establishing equity-based compensation, the Company places particular emphasis on the achievement of the Company's long-term performance goals. The Company believes that equity-based compensation closely aligns the economic interest of the Company's executive officers with the economic interests of the Company's shareholders.

         The Company's 1993 Stock Option Plan, as amended, is in compliance with
Section 162(m) of the Internal Revenue Code of 1986, as amended. The Company's 1993 Restricted Stock Plan is "grandfathered" under Section 162(m). The Company has not and does not currently anticipate paying non-performance based compensation in excess of $1 million per annum to any employee.

Chief Executive Officer

In establishing Mr. Peterson's compensation, the factors described above are taken into account. The Compensation Committee and the Stock Option Committee believe that Mr. Peterson's compensation, including salary and stock options, fall within the Company's compensation philosophy and are within industry norms.

Submitted by the Compensation Committee and the Stock Option Committee:

           COMPENSATION COMMITTEE                    STOCK OPTION COMMITTEE

             Digby W. Barrios                           Digby W. Barrios
             John M. Bailey                             John M. Bailey

Common Stock Performance

Five-Year Shareholder Return Comparison

         The Securities and Exchange Commission ("SEC") requires that the Company include in this Proxy Statement a line-graph presentation comparing cumulative, five-year shareholder returns on an indexed basis with a broad-based market index and either a nationally recognized industry standard or an index of peer companies selected by the Company. This performance comparison assumes $100 was invested on December 31, 1994 in the Company's Common Stock and in each of the indices shown and assumes reinvestment of dividends. The Company has selected the S & P Midcap 400 Index and the S & P Midcap Biotechnology Index for the purposes of this performance comparison.



                                        1995               1996            1997            1998             1999
                                        ----               ----            ----            ----             ----
S&P Midcap 400 Index                   130.94            156.08           206.43          245.87           282.06
Sheffield Pharmaceuticals, Inc.        100.00            107.14            39.29           67.86           142.86
S&P Midcap Biotechnology Index         177.53            156.95           154.57          278.02           499.41


         On March 31, 2000, the record date for the Annual Meeting of Stockholders, the last reported sales price of the Company's Common Stock as reported by the American Stock Exchange was $5.625, which represents a 12.5% increase over the last reported sales price of the Company's Common Stock as reported by the American Stock Exchange on December 31, 1999, which was $5.00.

         There can be no assurance that the Company's stock performance will continue with the same or similar trends depicted in the graph above.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         In April 1997, the Company entered into a consulting agreement with John M. Bailey, a director of the Company, pursuant to which Mr. Bailey agreed to provide certain business and financial consulting advise to the Company. Mr. Bailey is paid a monthly retainer of 2,000 British Pounds Sterling under such agreement, which monthly retainer is reduced to 1,500 British Pounds Sterling for any month during which a Board of Directors meeting is held.

         In June 1998, the Company entered into a sublicense and development agreement with Inpharzam International, S.A., an affiliate of Zambon Group SpA, for the testing and development of the Company's rights in its Metered Solution Inhaler technology in respect of therapies for respiratory diseases. The agreement provides, among other things and subject to the satisfaction of certain conditions, for the making of loans and the payment of royalties to the Company. Roberto Rettani, who is a director of the Company, is Managing Director and Chief Executive Officer of Zambon Group SpA.

         In  June  1998,  the  Company   consummated  a  license  and  financing
transaction with Elan International Services Ltd, an affiliate of Elan Corporation, plc. In connection with this transaction, the Company formed Systemic Pulmonary Delivery, Ltd. ("SPD"), a wholly owned subsidiary, and entered into several agreements with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to SPD. In October 1999, the Company consummated a separate license and financing transaction with Elan International Services Ltd. In connection with this transaction, the Company formed Respiratory Steroid Delivery, Ltd. ("RSD"), an 80.1 % owned subsidiary, and entered into several agreements with Elan International Services Ltd., including a Securities Purchase Agreement and a Joint Development and Operating Agreement. In addition, Elan International Services Ltd. and the Company have licensed certain of their intellectual property rights relating to pulmonary drug delivery systems to RSD. Todd C. Davis, who is a director of the Company, is Director of Strategic Planning of Elan Pharmaceutical Research Corporation, an affiliate of Elan International Services Ltd.


                               -----------------

                                 PROPOSAL NO. 2

                      RATIFICATION OF SELECTION OF AUDITORS

         The Board of Directors has appointed Ernst & Young LLP to be the independent auditors of the Company for the fiscal year ending December 31, 2000. Although the selection of auditors does not require ratification, the Board of Directors has directed that the appointment of Ernst & Young LLP be submitted to stockholders for ratification. If stockholders do not ratify the appointment of Ernst & Young LLP, the Board of Directors will consider the appointment of other certified public accountants. A representative of Ernst & Young LLP is expected to be available at the Annual Meeting to make a statement if such representative desires to do so and to respond to appropriate questions.

         The affirmative vote of the holders of a majority of the Common Stock present, in person or by proxy, is required for ratification of the appointment of Ernst & Young LLP as independent auditors of the Company.

          THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF
    THE SELECTION OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS


                               -----------------

                              STOCKHOLDER PROPOSALS

         To the extent required by law, any stockholder proposal intended for presentation at next year's annual stockholders' meeting must be received at the Company's principal executive offices prior to December 4, 2000.

                                  OTHER MATTERS

         So far as it is known, there is no business other than that described above to be presented for action by the stockholders at the forthcoming Annual Meeting, but it is intended that Proxies will be voted upon any other matters and proposals that may legally come before the Annual Meeting, or any adjustments thereof, in accordance with the discretion of the persons named therein.

                                  ANNUAL REPORT

         All stockholders of record as of the Record Date have been sent, or are concurrently herewith being sent, a copy of the Company's 1999 Annual Report on Form 10-K for the year ended December 31, 1999, which contains certified financial statements of the Company for the year ended December 31, 1999. The Company's Annual Report on Form 10-K for the year ended December 31, 1999, including the certified financial statements of the Company, is hereby incorporated by reference to this Proxy Statement for Annual Meeting of Stockholders.

         ANY STOCKHOLDER OF THE COMPANY MAY OBTAIN WITHOUT CHARGE A COPY OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED DECEMBER 31, 1999 (WITHOUT EXHIBITS), AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION, BY WRITING TO SCOTT HOFFMANN, CHIEF FINANCIAL OFFICER AND SECRETARY AT SHEFFIELD PHARMACEUTICALS, INC., 425 SOUTH WOODSMILL ROAD, SUITE 270, ST. LOUIS, MISSOURI 63017.

                                         By Order of the Board of Directors


                                         Scott A. Hoffmann
                                         Secretary
Dated:  April 3, 2000
        St. Louis, Missouri

PROXY                                                                      PROXY

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                        SHEFFIELD PHARMACEUTICALS, INC.
                     Proxy - Annual Meeting of Stockholders
                                  May 9, 2000

         The undersigned, a stockholder of Sheffield Pharmaceuticals, Inc., a Delaware corporation (the "Company"), does hereby appoint Thomas M. Fitzgerald and Loren G. Peterson, and each of them, the true and lawful attorneys and proxies with full power of substitution, for and in the name, place and stead of the undersigned, to vote all of the shares of Common Stock of the Company which the undersigned would be entitled to vote if personally present at the Annual Meeting of Stockholders of the Company to be held at the American Stock Exchange at 86 Trinity Place, 14th Floor, New York, New York, 10006, on May 9, 2000, at 10:00 a.m., local time, or at any adjournment or adjournments thereof.

         THIS PROXY WILL BE VOTED IN ACCORDANCE WITH ANY DIRECTIONS HEREINBEFORE GIVEN. UNLESS OTHERWISE SPECIFIED, THIS PROXY WILL BE VOTED (i) FOR THE ELECTION AS DIRECTORS OF THE PERSONS WHO HAVE BEEN NOMINATED BY THE BOARD OF DIRECTORS,
(ii) TO RATIFY THE APPOINTMENT OF ERNST & YOUNG LLP AS THE COMPANY'S INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING DECEMBER 31, 2000 AND (iii) IN ACCORDANCE WITH THE DISCRETION OF THE PROXIES OR PROXY WITH RESPECT TO ANY OTHER BUSINESS TRANSACTED AT THE ANNUAL MEETING.

                 (Continued and to be signed on reverse side.)

                         SHEFFIELD PHARMACEUTICALS, INC.

PLEASE MARK VOTE IN OVAL IN THE FOLLOWING MANNER USING DARK INK ONLY.   / /

FOLD AND DETACH HERE

1. ELECTION OF DIRECTORS:

   To vote for the election of the  following  directors:

     01 Thomas M. Fitzgerald            02 Loren G. Peterson
     03 John M. Bailey                  04 Digby W. Barrios
     05 Todd C. Davis                   06 Roberto  Rettani

   The undersigned hereby instructs said proxies or their substitutes:

                        TO WITHHOLD            TO WITHHOLD AUTHORITY
                        AUTHORITY              TO VOTE FOR ANY INDIVIDUAL
                        TO VOTE FOR            NOMINEE(S) PRINT NAME(S)
        FOR _____       ALL NOMINEES ____      BELOW*
                                               ______________________________

                                               ______________________________

                                               ______________________________

2. To ratify the Appointment of Ernst & Young LLP as the Company's independent auditors for the fiscal year ending December 31, 2000.

   FOR ___________    AGAINST _____________ ABSTAIN _____________

3. To vote with discretionary authority with respect to all other matters which may come before the Meeting. The undersigned hereby revokes any proxy or proxies hereinfore given and ratifies and confirms that all the proxies appointed hereby, or any of them, or their substitutes, may lawfully do or cause to be done by virtue hereof.

   FOR ___________    AGAINST _____________ ABSTAIN _____________

   The undersigned hereby acknowledges receipt of a copy of the Notice of Annual Meeting and Proxy Statement, both dated April 3, 2000.


Dated: _________________,2000  (L.S.)

_____________________________  (L.S.)
      Signature(s)

NOTE:  PLEASE SIGN EXACTLY AS NAME APPEARS HEREON.
JOINT  OWNERS  SHOULD EACH SIGN.  WHEN  SIGNING AS
ATTORNEY,  EXECUTOR,  ADMINISTRATOR,   TRUSTEE  OR
GUARDIAN,  PLEASE  GIVE FULL  TITLE AS SUCH.  WHEN
SIGNING ON BEHALF OF A CORPORATION,  YOU SHOULD BE
AN  AUTHORIZED  OFFICER OF SUCH  CORPORATION,  AND
PLEASE GIVE YOUR TITLE AS SUCH.